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                              EXHIBIT A

                              AGREEMENT

                    JOINT FILING OF SCHEDULE 13G


     The Undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of American Vantage Companies, and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.



                                            Kinder Investments, L.P.
                                        By: Nesher, LLC, General Partner



                                              /s/ Dov Perlysky
Dated:   June 27, 2001                  By:________________________________
         New York, New York                  Dov Perlysky
                                             Managing Member








                                           Nesher, LLC


                                             /s/ Dov Perlysky
Dated:   June 27, 2001                 By:_________________________________
         New York, New York                   Dov Perlysky
                                              Managing Member







                                             /s/ Dov Perlysky
Dated:  June 27, 2001                     _________________________________
        New York, New York                       Dov Perlysky